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Exhibit 3.03


                                     BYLAWS

                                       OF

                            TC POWER MANAGEMENT CORP.


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                                TABLE OF CONTENTS
                                -----------------


ARTICLE I: OFFICE............................................................ 1
        Section 1: Office.................................................... 1

ARTICLE II: DIRECTORS........................................................ 1
        Section 1. Function.................................................. 1
        Section 2. Compensation.............................................. 1
        Section 3. Presumption of Assent..................................... 1
        Section 4. Number .................................................... 1
        Section 5. Election and Term ......................................... 1
        Section 6. Vacancies ................................................. 1
        Section 7. Removal of Directors...................................... 2
        Section 8. Resignation............................................... 2
        Section 9. Quorum and Voting ......................................... 2
        Section 10. Chairman ................................................. 2
        Section 11. Executive and Other Committees ........................... 2
        Section 12. Place of Meeting ......................................... 2
        Section 13. Time, Notice and Call of Meetings ........................ 2
        Section 14. Action By Written Consent ................................ 3

ARTICLE III: MEETINGS OF SHAREHOLDERS ........................................ 3
        Section 1. Annual Meeting ............................................ 3
        Section 2. Special Meeting........................................... 3
        Section 3. Place..................................................... 3
        Section 4. Notice .................................................... 3
        Section 5. Shareholder Quorum ........................................ 4
        Section 6. Shareholder Voting ........................................ 4
        Section 7. Proxies................................................... 4
        Section 8. Validation................................................ 4
        Section 9. Conduct of Business By Written Consent .................... 4

ARTICLE IV: OFFICERS......................................................... 4
        Section 1. Officers; Election; Resignation; Vacancies................ 4
        Section 2. Powers and Duties of Officers............................. 5
        Section 3. Removal of Officers....................................... 5
        Section 4. Salaries.................................................. 5
        Section 5. Bank Accounts and Loans................................... 5
        Section 6. Agreements................................................ 5

ARTICLE V: DISTRIBUTIONS ..................................................... 5

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ARTICLE VI: CORPORATE RECORDS................................................ 6
        Section 1. Corporate Records ......................................... 6
        Section 2. Shareholders' Inspection Rights ........................... 6
        Section 3. Financial Statements for Shareholders ..................... 7
        Section 4. Other Reports to Shareholders.............................

ARTICLE VII: STOCK CERTIFICATES.............................................. 7
        Section 1. Issuance.................................................. 7
        Section 2. Registered Shareholders................................... 8
        Section 3. Transfer of Shares ........................................ 8
        Section 4. Transfer Agent and Registrar .............................. 8
        Section 5. Lost, Stolen or Destroyed Certificates.................... 8

ARTICLE VIII: INDEMNIFICATION................................................ 8
        Section 1. Right to Indemnification .................................. 8
        Section 2. Advances .................................................. 9
        Section 3. Savings Clause............................................ 9

ARTICLE IX: AMENDMENT ........................................................ 9

ARTICLE X: DIVIDENDS ......................................................... 9

ARTICLE XI: FISCAL YEAR ...................................................... 9

ARTICLE XII: CORPORATE SEAL .................................................. 9


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                                     BYLAWS
                                       OF
                            TC POWER MANAGEMENT CORP.


                                ARTICLE I. OFFICE
                                -----------------

     SECTION 1. OFFICE. The principal office of the Corporation outside the State of Nevada will be located at P.O. Box 132, Providenciales, Turks and Caicos Islands, B.W.I.. The Corporation may maintain other offices, either within or outside of the State of Nevada, as the Board of Directors may from time to time determine.

                              ARTICLE II. DIRECTORS
                              ---------------------

     SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation nor residents of the State of Nevada.

     SECTION 2. COMPENSATION. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

     SECTION 3. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

     SECTION 4. NUMBER. The Corporation shall have at least one (1) and not more than seven (7) directors. The number of directors may be increased or decreased from time to time by the Board of Directors.

     SECTION 5. ELECTION AND TERM. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     SECTION 6. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.


                                       1
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     SECTION 7. REMOVAL OF DIRECTORS. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

     SECTION 8. RESIGNATION. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. The resignation shall be effective upon its acceptance by the Board of Directors provided that if the Board of Directors has not acted on the resignation within 10 days from the date of its delivery, then the resignation shall be deemed to be effective upon the 10th day following delivery.

     SECTION 9. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 10. CHAIRMAN. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members a Chairman who shall preside at all meetings of the Board of Directors.

     SECTION 11. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

     SECTION 12. PLACE OF MEETING. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

     SECTION 13. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.


                                       2
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     SECTION 14. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                      ARTICLE III. MEETINGS OF SHAREHOLDERS
                      -------------------------------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such place as set forth in compliance with these bylaws. The meeting shall be held on the first day of March of each year beginning with the year 2008 at 10:00 a.m. If this day is a legal holiday, then the meeting shall be held on the next business day.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

     SECTION 3. PLACE. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

     SECTION 4. NOTICE. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.


                                       3
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     SECTION 5. SHAREHOLDER QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

     SECTION 6. SHAREHOLDER VOTING. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

     SECTION 7. PROXIES. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

     SECTION 8. VALIDATION. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

     SECTION 9. CONDUCT OF BUSINESS BY WRITTEN CONSENT. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

                              ARTICLE IV. OFFICERS
                              --------------------

     SECTION 1. OFFICERS; ELECTION; RESIGNATION; VACANCIES. The Corporation shall have the officers and assistant officers that the Board of Directors appoint from time to time provided that the Corporation shall have a President and a Secretary at all times and that two or more offices may be held by the same person, including the offices of President and Secretary. Officers may also be directors and/or shareholders of the Corporation. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.


                                       4
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     SECTION 2. POWERS AND DUTIES OF OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

     SECTION 3. REMOVAL OF OFFICERS. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

     SECTION 4. SALARIES. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation. No officer shall be prevented from receiving any salary or compensation by reason of the fact that he is also a director of the Corporation.

     SECTION 5. BANK ACCOUNTS AND LOANS. The Corporation shall have accounts with financial institutions as determined by the Board of Directors and the Board of Directors, in their discretion, may delegate authority to one or more officers to transact business on any such bank account. Any loan, advance, mortgage, pledge, hypothecation, or otherwise must be specifically authorized by the Board of Directors.

     SECTION 6. AGREEMENTS. The Board of Directors may authorize one or more officers to enter into any agreement or execute or deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or limited to specific circumstances.

                            ARTICLE V. DISTRIBUTIONS
                            ------------------------

     The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.


                                       5
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                          ARTICLE VI. CORPORATE RECORDS
                          -----------------------------

     SECTION 1. CORPORATE RECORDS. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

     SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

     The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, had aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.


                                       6
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     SECTION 3. FINANCIAL STATEMENTS FOR SHAREHOLDERS. In accordance with the paragraph set forth hereafter, annual financial statements may be furnished to shareholders. Such financial statements may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, then the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation may make available to all shareholders its annual financial statements upon written request from a shareholder. The Corporation may send a copy of its' annual financial statements to the requesting shareholder via electronic mail, regular mail, or if the Corporation is publicly listed in the United States, then it may direct the shareholder to view its' annual financial statements on the website of the United States Securities and Exchange Commission, being http://www.sec.gov.

     SECTION 4. OTHER REPORTS TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders meeting.

                         ARTICLE VII. STOCK CERTIFICATES
                         -------------------------------

     SECTION 1. ISSUANCE. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer) and sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates shall be consecutively numbered or otherwise identified.


                                       7
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     SECTION 2. REGISTERED SHAREHOLDERS. No certificate shall be issued for any share until the share is fully paid. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination by the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

     SECTION 3. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are cancelled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

     SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more such transfer agents and registrars.

     SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

                          ARTICLE VIII. INDEMNIFICATION
                          -----------------------------

     SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

     SECTION 2. ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

     SECTION 3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

                              ARTICLE IX. AMENDMENT
                              ---------------------

     These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

                              ARTICLE X. DIVIDENDS
                              --------------------

     In their discretion, the Board of Directors may at any regular or special meeting declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation and any such dividend shall be disbursed in accordance with Nevada Revised Statutes Section 78.288 through 78.300.

                             ARTICLE XI. FISCAL YEAR
                             -----------------------

     The fiscal year of the Corporation shall be March 31 and may be varied by resolution of the Board of Directors.

                           ARTICLE XII. CORPORATE SEAL
                           ---------------------------

     The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.


     I hereby certify that these are the Bylaws adopted by the Board of Directors of the Corporation on this 13th day of February, 2007.


                                                    /s/ Gordon W. Douglas
                                                    ----------------------------
                                                    Gordon W. Douglas
                                                    Secretary